UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2016

KILROY REALTY CORPORATION
KILROY REALTY, L.P.
(Exact name of registrant as specified in its charter)

Maryland (Kilroy Realty Corporation) Delaware (Kilroy Realty, L.P.)	001-12675 (Kilroy Realty Corporation) 000-54005 (Kilroy Realty, L.P.)	95-4598246 (Kilroy Realty Corporation) 95-4612685 (Kilroy Realty, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200 Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(310) 481-8400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    Item 8.01 Other Events

On August 30, 2016, Kilroy Realty, L.P. (“KRLP”), the operating partnership of Kilroy Realty Corporation, entered into agreements with Norges Bank Real Estate Management (“NBREM”), the real estate investment arm of the government pension fund of Norway. Under the terms of the agreements, NBREM will be investing in a 44% common equity interest in two existing companies that own office buildings in San Francisco. Based on a valuation of the two properties at approximately $1,155.0 million, NBREM will contribute a total of $452.9 million to the companies, which is net of approximately $55.3 million that represents a proportionate share of the existing mortgage debt, for a 44% common equity interest in the companies. KRLP will continue to provide customary property management, leasing and construction management services for the properties.

Located at 100 First Street and 303 Second Street in the city’s SOMA district, the two Class A properties aggregate approximately 1.207 million rentable square feet of office space and were 96.4% occupied as of July 31, 2016. The transaction was structured with a staggered closing. The 100 First Street venture closed on August 30 with a contribution by NBREM of $191.4 million and the 303 Second Street venture is scheduled to close in the fourth quarter when the remaining contribution, net of NBREM’s share of the existing debt, will occur.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation
Date: August 30, 2016

By:	/s/ Heidi R. Roth
Heidi R. Roth Executive Vice President, Chief Accounting Officer and Controller

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty, L.P.
Date: August 30, 2016

By:	Kilroy Realty Corporation, Its general partner

By:	/s/ Heidi R. Roth
Heidi R. Roth Executive Vice President, Chief Accounting Officer and Controller

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